SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                ----------------

                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported) August 9, 2001
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                  DEAN WITTER REALTY INCOME PARTNERSHIP I, L.P.
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             (Exact name of registrant as specified in its charter)


       Delaware                      0-13260               13-3174553
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(State or other jurisdiction        (Commission            (I.R.S. Employer
  of incorporation)                  File Number)          Identificaton No.)



  Two World Trade Center, New York, New York                    10048
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   (Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code           (212) 392-2974
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          (Former name or former address, if changed since last report)


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Item 5.  Other Events

The Partnership agreed, pursuant to a Purchase and Sale Agreement executed February 15, 2001, to sell the North Lake Plaza property, its last remaining property investment, to an unaffiliated third party.

In June 2001, the Agreement lapsed without closing of the sale. As a result, the Partnership is remarketing the property for sale.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     By:    DEAN WITTER REALTY INCOME
                                            PARTNERSHIP I, L.P.
                                               General Partner

                                            By:    Dean Witter Realty Income
                                                   Properties I, Inc.
                                                   Managing General Partner


Date: August 9, 2001                        By: /s/   Raymond E. Koch
                                               -------------------------
                                                   Raymond E. Koch
                                                   Vice President, Assistant
                                                   Secretary and Controller
                                                   (Principal Financial and
                                                   Accounting Officer)